6
$4,450 $2,740 $920 $700 Cash Flow from Operations
(1)
($3,120) ($1,600) ($390) ($1,000) Capital Expenditures
$1,220 $1,240 ($50) $300 Net Financing (excluding Dividend)
(2)
$2,550 $2,380 $480 $0 Cash available before Dividend
($1,310) Dividend
(3)
$1,240 Cash available after Dividend
Exelon
(4)
($ in Millions)
2008 Projected Sources and Uses of Cash
(1) Cash Flow from Operations = Net cash flows provided by operating activities less net cash flows used in investing activities other than capital expenditures.
(2) Net Financing (excluding Dividend) = Net cash flows used in financing activities excluding dividends paid on common and preferred stock.
(3) Assumes 2008 Dividend of $2.00 per share.
(4) Includes cash flow activity from Holding Company, eliminations, and other corporate entities.
Exhibit 99.1

38
Current Market Prices
1. 2004, 2005 and 2006 are actual settled prices.
2. Real Time LMP (Locational Marginal Price).
3. Next day over-the-counter market.
4. Average NYMEX settled prices.
5. 2007 information is a combination of actual prices through 12/14/07 and market prices for the balance of the year.
6. 2008 and 2009 are forward market prices as of 12/14/07.
PRICES (as of December 14, 2007)
Units
2004
1
2005 2006 2007
5
2008
6
2009
6
PJM West Hub ATC ($/MWh) 42.35 60.92 51.07
2
60.52 62.79 67.12
PJM NiHub ATC ($/MWh) 30.15 46.39 41.42 46.20 48.17 51.30
NEPOOL MASS Hub ATC ($/MWh)
52.13 76.65 59.68
68.03 74.07 77.81
ERCOT North On-Peak ($/MWh) 49.53 76.90 60.87
3
59.53 66.22 75.15
Henry Hub Natural Gas ($/MMBTU) 5.85
4
8.85
4
6.74
4
6.97 7.45 8.18
WTI Crude Oil ($/bbl) 41.48
4
56.62
4
66.38
4
69.72 90.50 87.48
PRB 8800 ($/Ton) 5.97 8.06 13.04 9.67 12.03 12.18
NAPP 3.0 ($/Ton) 60.25 52.42 43.87 47.54 57.62 55.08
ATC HEAT RATES (as of December 14, 2007)
PJM West Hub / Tetco M3 (MMBTU/MWh) 6.40 6.30 6.98 7.77 7.45 7.31
PJM NiHub / Chicago City Gate (MMBTU/MWh) 5.52 5.52 6.32 6.74 6.46 6.23
ERCOT North / Houston Ship Channel (MMBTU/MWh) 7.53 8.21 8.28 8.97 7.85 7.96
1
1
2 2
2
2
2
2 2
3
2
3